UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2016

MRC GLOBAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35479	20-5956993
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Fulbright Tower 1301 McKinney Street, Suite 2300, Houston, TX		77010
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (877) 294-7574

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On February 10, 2016, MRC Global Inc. (“MRC Global”) agreed to sell the assets of its U.S. oil country tubular goods (“OCTG”) business line to Sooner Pipe, L.L.C., a subsidiary of Marubeni-Itochu Tubulars America, Inc., for $48 million, subject to certain adjustments. MRC Global’s U.S. OCTG sales were approximately $305 million in 2015. As a result of the expected sale, a pre-tax charge of approximately $5.0 million is expected to be recorded in the fourth quarter of 2015. The transaction is scheduled to close in the first quarter of 2016, subject to customary closing conditions.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words such as “expected” and similar expressions are intended to identify forward-looking statements. MRC Global’s expectations of a first quarter 2016 closing and fourth quarter 2015 charge as a result of the closing are only its expectations. These expectations are subject to usual and customary closing conditions and Sooner Pipe, L.L.C. completing the transaction.

A copy of the press release announcing the transaction as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Exhibit Description

99.1	Press release dated February 10, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MRC GLOBAL INC. (Registrant)

February 10, 2016 (Date)	/s/ James E. Braun James E. Braun Executive Vice President and Chief Financial Officer

Exhibit Index

99.1	Press release dated February 10, 2016.